UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2006

PUBLIC STORAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

California	1-8389	95-3551121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On December 27, 2006, Public Storage, Inc. (the “Company”) entered into a Credit Agreement with Wells Fargo Bank, National Association (the “Credit Agreement”). Pursuant to the Credit Agreement, the Company borrowed $300 million at an initial interest rate of LIBOR plus .30% (5.65% at December 27, 2006). Proceeds from the loan are being used, together with borrowings under the Company’s existing revolving credit agreement and cash on hand, to prepay obligations of the Company’s affiliate, Shurgard Self Storage SCA, under €325 million collateralized notes. The Company’s borrowings under the Credit Agreement are due April 1, 2007, and the Company expects to refinance outstanding amounts with more long term financing on or before April 1, 2007.

On December 28, 2006, the Company gave notice to the holders of depositary shares representing interests in its 7.625% Cumulative Preferred Stock, Series U, of its intent to redeem at $25 per share all such depositary shares outstanding on February 19, 2007. On such date, the Company will pay the holders of the depositary shares an aggregate amount of approximately $150 million together with accumulated and unpaid dividends from December 31, 2006 through the date of redemption.

In addition, as previously reported, on December 18, 2006, the Company gave notice to the holders of depositary shares representing interests in its 7.625% Cumulative Preferred Stock, Series T, of its intent to redeem at $25 per share all such depositary shares outstanding on January 18, 2007. On such date, the Company will pay the holders of the depositary shares an aggregate amount of approximately $152 million together with accumulated and unpaid dividends from December 31, 2006 through the date of redemption.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously disclosed, Robert J. Abernethy will retire from the Board effective January 1, 2007. Mr. Abernethy, 66, has served on the Board since 1980 and was also a member of the Audit and Compensation Committees. Independent director Gary E. Pruitt, who joined the Board in August 2006, was named to serve on the Audit and Compensation Committees of the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 1, 2007, the Company’s Board of Directors has amended the second sentence of Section 3 of Article IV of the Company’s Bylaws to read as follows:

“The exact number of directors shall be ten (10) until changed within the limits specified above, by a bylaw amending this section 3, duly adopted by the board of directors or by the shareholders.”

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1—Credit Agreement dated December 27, 2006 between Public Storage, Inc. and Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2006

PUBLIC STORAGE, INC.

By:	/s/ John Reyes
Senior Vice President and Chief Financial Officer